SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 25, 2002


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




           Indiana                 1-3553                35-0672570
           -------                 ------                ----------
  (State of Incorporation) (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)


   20 N.W. Fourth Street, Evansville, Indiana                47708
   ------------------------------------------                -----
    (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code (812)491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 5.  Other Events

On November 25, 2002, Moody's Investor's Services (Moody's) issued a press release regarding the downgrade of credit ratings on various debt instruments issued by certain of Vectren Corporation's (Vectren) wholly owned subsidiaries, specifically Vectren Utility Holdings, Inc., Southern Indiana Gas and Electric Company and Indiana Gas Company, Inc. Moody's also confirmed the existing ratings on the debt securities of Vectren Capital Corporation and provided a stable outlook for all ratings. A copy of the press release is attached.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company to differ materially from those projected in forward-looking statements of the Company made by, or on behalf of, the Company.

Item 7.  Exhibits

99-1 Press Release - Moody's Investor's Services

99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the
     Private Securities Litigation Reform Act of 1995




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
November 27, 2002


                                      By:  /s/ Jerome A. Benkert, Jr.
                                      ----------------------------------------
                                      Jerome A. Benkert, Jr.
                                      Executive Vice President and Chief
                                      Financial Officer (Principal Financial
                                      Officer)